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                                   EXHIBIT 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                Six Month Ended June 30, 1998
                                       -----------------------------------------------
                                            (In thousands, except per share data)

                                                       Dilutive Effect
                                                          of Options
                                         Basic              Issued             Diluted
                                       --------        ---------------        --------
Net Income ........................    $175,944                     --        $175,944

Shares available to common

  shareholders ....................     159,785                  1,578         161,363
                                       --------        ---------------        --------

Earnings per share ................    $   1.10                               $   1.09
                                       ========        ===============        ========

                                                Six Months Ended June 30, 1997
                                       -----------------------------------------------
                                            (In thousands, except per share data)

                                                       Dilutive Effect
                                                          of Options
                                         Basic              Issued             Diluted
                                       --------        ---------------        --------
Net Income ........................    $146,267                     --        $146,267

Shares available to common

  shareholders ....................     148,008                  1,182         149,190
                                       --------        ---------------        --------

Earnings per share ................    $   0.98                               $   0.98
                                       ========        ===============        ========




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